UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2019

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

28 Liberty Street, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.01 Par Value	AIZ	New York Stock Exchange

6.50% Series D Mandatory Convertible Preferred Stock, $1.00 Par Value	AIZP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On August 22, 2019, Assurant, Inc. (the “Company”) completed its previously announced offering of $350.0 million aggregate principal amount of its 3.700% Senior Notes due 2030 (the “Notes”). J.P. Morgan Securities LLC and Wells Fargo Securities, LLC acted as joint book-running managers for the offering of the Notes. The public offering price of the Notes was 99.965% of the principal amount. The Company intends to use the net proceeds from this offering (and available cash on hand, to the extent necessary) to fund the purchase of up to $100.0 million aggregate principal amount of the $375.0 million outstanding aggregate principal amount of its 6.750% Senior Notes due 2034 pursuant to the tender offer that the Company previously announced on August 15, 2019, to redeem all or a portion of the $300.0 million outstanding aggregate principal amount of its Floating Rate Senior Notes due 2021 and to pay related premiums, fees and expenses. Any remaining net proceeds will be used for general corporate purposes.

The Company will pay interest on the Notes semi-annually on February 22 and August 22 of each year, beginning February 22, 2020. The Notes will mature on February 22, 2030. The Notes are senior unsecured debt obligations of the Company and will rank equally with all of the Company’s other present and future senior unsecured indebtedness, except for certain immaterial indebtedness at one of the Company’s non-wholly owned subsidiaries.

Prior to November 22, 2029 (the date that is three months prior to maturity (the “Par Call Date”)), the Company may redeem the Notes, at any time in whole or in part, at a “make-whole” premium (as detailed in the form of Note filed herewith) plus accrued and unpaid interest to, but excluding, the redemption date. Commencing on or after the Par Call Date, the Company may redeem the Notes, at any time in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The Notes were issued pursuant to an Indenture between the Company and U.S. Bank National Association, as trustee, dated as of March 28, 2013 (the “Indenture”). The Notes have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (No. 333-222648) previously filed with the Securities and Exchange Commission (the “SEC”) by the Company under the Act. A prospectus supplement relating to the offering has been filed with the SEC.

The above descriptions of the Indenture and the Notes are qualified in their entirety by reference to the Indenture and the form of Notes. The Indenture is being filed as Exhibit 4.1 hereto and is incorporated herein by reference. The form of Notes is being filed as Exhibit 4.2 hereto and is incorporated herein by reference. In addition, in connection with the offering of the Notes, the Company is filing a legal opinion regarding the validity of the Notes, attached as Exhibit 5.1 to this Form 8-K and incorporated herein by reference.

Cautionary Statement

Some of the statements included in this Form 8-K may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s best estimates, assumptions and projections and are subject to significant uncertainties. Actual results may differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update any forward-looking statements in this Form 8-K as a result of new information or future events or developments. For a detailed discussion of the general risk factors that could affect the Company’s results, please refer to the risk factors identified in the Company’s annual and periodic reports filed with the SEC, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

4.1	Indenture, dated as of March 28, 2013 (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K (File No. 001-31978) filed with the SEC on March 28, 2013).

4.2	Form of 3.700% Senior Notes due 2030.

5.1	Opinion of Carey S. Roberts, Esq.

23.1	Consent of Carey S. Roberts, Esq. (included in Exhibit 5.1)

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

Date: August 22, 2019	By:	/s/ Carey S. Roberts
Carey S. Roberts
Executive Vice President, Chief Legal Officer and Secretary